UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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New Century Portfolios

(Name of Registrant as Specified in Its Charter)

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July 26, 2017

Subject line:    Weston Financial Group / New Century Portfolios Proxy Notice

Dear Fellow Shareholders and Investors:

New Century Portfolios has been an important part of our diversified investment strategy for many years.  However, the modest size of the Portfolios, limited distribution avenues to increase scale, the fund-of-funds structure, the operating cost structure, and the changing regulatory environment, have limited the long-term appeal and potential success of the Portfolios. For these reasons, Weston Financial (the “Investment Adviser”) and New Century’s Board of Trustees (the “Board”) believe it is in the best interests of shareholders to close the funds.  The Board recently voted to amend New Century’s Declaration of Trust to give the Board the authority to implement an Agreement and Plan of Dissolution and Liquidation of the Trust (the “Plan”) to provide for the orderly dissolution of the Trust.  In order to implement this Plan, shareholders are encouraged to vote “FOR” the Amendment, and as such, we are reaching out to make sure you vote your shares. Because of the special nature of this vote, regulations prevent Weston Financial from voting your shares for you.

Proxy materials were recently sent to you electronically by email or mailed via the U.S. Mail, explaining the facts and circumstances for this decision.  Each shareholder will receive a proxy card for each account that you have in the Trust.  If you have more than one account, you may receive more than one proxy card.  Please vote each proxy card.  As indicated above, Weston Financial and the Board recommend you vote in favor of the Proposal to amend the Declaration of Trust, giving the Board the authority to liquidate and dissolve the Trust.  We ask that you look out for these proxy materials in your correspondence and vote your shares as soon as possible.  If you have technical difficulties with completing your vote electronically, please contact our proxy administrator, Broadridge Financial Solutions, at 800-690-6903.  They can also collect your vote via telephone.

Thank you for your attention to this matter.  If you have further questions, please contact your Counselor at 781-235-7055.

Sincerely,

/s/ Jake Filoon

Jake Filoon
Weston Financial Group, Inc.
President & Chief Operating Officer

August 2, 2017

Subject line:    Weston Financial Group / New Century Portfolios Proxy Notice Update

Recently New Century Portfolios sent its shareholders a proxy statement asking for, among other things, the authority to amend the New Century Portfolio’s Declaration of Trust to give the New Century Portfolios’ Board of Trustees (the “Board”) the authority implement an Agreement and Plan of Dissolution and Liquidation of the Trust.

Upon further review of your Weston Financial Investment Advisory Agreement, we have determined that you have delegated the authority to vote all proxy statement ballots, including the New Century Portfolios’ proxy ballots, to Weston Financial in accordance with Securities Regulations. Since, Weston Financial as the Investment Adviser to the Funds, made the recommendation to New Century Portfolios’ Board to close the Funds, this may present a conflict of interest.  Unless you instruct us otherwise, Weston Financial will vote your proxy ballots on August 14th voting in favor of the proposed Amendment to the Declaration of Trust.  Therefore, if you would like to rescind this delegation, previously granted to Weston Financial as to this proxy solicitation, and vote your shares directly, please notify Weston Financial prior to August 14th.  The proxy statement and voting cards are available upon request by calling your Financial Counselor at 781-235-7055.  To review the proxy statement materials electronically, please go to New Century Portfolio’s website under the “Announcements Tab” at www.newcenturyportfolios.com.

Sincerely,

/s/ Jake Filoon

Jake Filoon
Weston Financial Group, Inc.
President & Chief Operating Officer